UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 21, 2007
U.S. BANCORP
(Exact name of registrant as specified in its charter)
1-6880
(Commission File Number)

DELAWARE (State or other jurisdiction of incorporation)	41-0255900 (I.R.S. Employer Identification Number)
800 Nicollet Mall
Minneapolis, Minnesota 55402
(Address of principal executive offices and zip code)
(651) 466-3000
(Registrant’s telephone number, including area code)
(not applicable)
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Press Release dated December 21, 2007

Item 8.01 Other Events
Events related to Visa Litigation: The Company’s payment services business issues and acquires credit and debit card transactions through the Visa U.S.A. Inc. card association or its affiliates (collectively “Visa”). On October 3, 2007, Visa completed a restructuring and issued shares of Visa Inc. common stock to its financial institution members in contemplation of its initial public offering (“IPO”) anticipated in the first quarter of 2008 (the “Visa Reorganization”). In addition, the Company and certain of its subsidiaries have been named as defendants along with Visa U.S.A. Inc. and MasterCard International (the “Card Associations”), as well as several other banks, in antitrust lawsuits challenging the practices of the Card Associations (the “Litigation”). The Company has entered into judgment and loss sharing agreements with Visa and certain other banks in order to apportion financial responsibilities arising from any potential adverse judgment or negotiated settlements related to the Litigation. As part of the Visa Reorganization, the Company received its proportionate number of Class USA shares of Visa Inc. common stock. In connection with the IPO, it is expected that a portion of these shares will be redeemed for cash, with the remaining shares to be converted to Class A shares three years after the IPO or upon settlement of the Litigation, whichever is later. Additionally, Visa is expected to set aside a portion of the proceeds from the IPO in an escrow account for the benefit of member financial institutions to fund the expenses of the Litigation as well as the members’ proportionate share of any judgments or settlements that may arise out of the Litigation.
As previously disclosed, the Company and a number of other member banks had submitted to the SEC accounting staff a request for its views on the appropriate accounting treatment with respect to a number of accounting issues arising out of the Visa Reorganization. On November 7, 2007, the Company received preliminary guidance from the SEC accounting staff with respect to these issues. Also, on November 7, Visa announced the settlement of the portion of the Litigation involving American Express, and accordingly, the Company recorded a charge in the third quarter for its proportionate share of this settlement. On December 18, 2007, the SEC accounting staff provided further guidance on these accounting matters, including among other things, that Visa member banks are required to recognize the contingent obligation to indemnify Visa, Inc. under its bylaws (which were modified at the time of the Visa Reorganization) for potential losses arising from the remaining Litigation (other than the American Express portion that has settled) at the estimated fair value of such obligation in accordance with FASB Interpretation No. 45. While the estimation of any potential losses related to this litigation is highly judgmental, the Company has determined to recognize, in its fourth quarter financial statements, a charge of approximately $215 million, or $.09 per diluted common share. Also as a result of the guidance from the SEC, the Company will not reflect in its fourth quarter financial statements any value for its membership interest in Visa, Inc. as a result of the Visa Reorganization. Upon completion of the anticipated IPO, the fair value of such interest will be realized based on the value of shares utilized to establish the escrow account (limited to the amount of the obligation recorded) and shares redeemed for cash. The Company expects the value of these shares to exceed the aggregate amount of this charge and the charge previously recorded for the American Express settlement.
Events related to Financial Markets: As previously discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 and investor conferences, the Company’s subsidiary, FAF Advisors, manages certain money market mutual funds that invest in asset-backed commercial paper that have experienced stress arising from the recent conditions in the credit markets. During the fourth quarter of 2007, liquidity disruptions in the financial markets have continued, and the credit quality and values of asset-backed commercial paper holding sub-prime and alternative mortgage products have deteriorated. As a result, the Company purchased certain asset-backed commercial paper holdings from the rated money market funds managed by FAF Advisors. In the fourth quarter, the Company will be recognizing a valuation loss, in its financial statements, of $110 million, or approximately $.04 per diluted common share. Given the nature and credit ratings of remaining holdings of these money market funds, the Company does not expect additional valuation issues with the funds and the Company does not intend to purchase additional investments from the funds. This action should not be considered a precedent for future actions or commitment by the Company to provide additional support to these funds.
A copy of the press release dated December 21, 2007, announcing the matters described above is filed herewith as Exhibit 99.1 and is incorporated in this Current Report on Form 8-K by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
           99.1 Press Release dated December 21, 2007
* * *
Forward-Looking Statements
The following information appears in accordance with the Private Securities Litigation Reform Act of 1995:
This Current Report on Form 8-K contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These statements often include the words “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of U.S. Bancorp. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including changes in general business and economic conditions, changes in interest rates, legal and regulatory developments, increased competition from both banks and non-banks, changes in customer behavior and preferences, effects of mergers and acquisitions and related integration, effects of critical accounting policies and judgments, management’s ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk and uncertainty regarding consummation of the Visa IPO. For discussion of these and other risks that may cause actual results to differ from expectations, refer to our Annual Report on Form 10-K for the year ended December 31, 2006, on file with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Corporate Risk Profile.” Forward-looking statements speak only as of the date they are made, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP
By	/s/ Terrance R. Dolan
Terrance R. Dolan
Executive Vice President and Controller

DATE: December 21, 2007